Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Merlyn Kirk, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual  report on Form 10-K of GreenChoice International, Inc. for the period ended April 30, 2012, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of GreenChoice International, Inc.

Dated: July 17, 2012

/s/ Merlyn Kirk
Merlyn Kirk
President, Secretary, Treasurer and Director
(Principal Executive Officer, Principal Financial
Officer, and Principal Accounting Officer)